                                                                    EXHIBIT 4.10

                                                                 MCSW:  12/19/01

                                WAIVER AGREEMENT

               WAIVER AGREEMENT, dated as of December 21, 2001, among Mercury Air Group, Inc., a New York corporation (the "Company"), J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF"), and each of the corporations which are signatories hereto listed as Guarantors (each a "Guarantor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Purchase Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - - -

               WHEREAS, the Company and WMF are parties to a Securities Purchase Agreement, dated as of September 10, 1999 (as amended, modified or supplemented through the date hereof, the "Purchase Agreement"); and

               WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;

               WHEREAS, the Guarantors are parties to the Guaranty.

               NOW, THEREFORE, it is agreed:

               1. Pursuant to Section 9.6 of the Purchase Agreement, the Company has agreed that it will not dispose any of its property, subject to the exceptions set forth in such section, and pursuant to Section 9.2, the Company has agreed that it will not enter into any transaction or agreement or other Contractual Obligation with any Affiliate. The Company has advised WMF that it desires to enter into a proposed Sale-Leaseback Agreement with CFK Realty Partners ("CFK"), a Lease with CFK, and other documents relating pursuant thereto, copies of which have been provided to WMF, pursuant to which the Company would sell and lease back its land and building located at 5456 McConnell Avenue, Los Angeles, California 90066 (the "Transaction"). The Company has further advised WMF that the principals of CFK are Frederick H. Kopko, Jr., Philip Fagan, and Joseph Czyzyk, each of whom is a director of the Company. Accordingly, the Transaction would be prohibited under Sections 9.6 and 9.2 of the Purchase Agreement and the Company has requested that WMF waive the covenants set forth therein to permit the Company to consummate the Transaction. WMF hereby waives compliance with Sections 9.6 and 9.2 of the Purchase Agreement and consents to the Company consummating the Transaction, subject to the satisfaction of each of the conditions set forth below:

                      (a) he Transaction is consummated in accordance tithe the Sale-Leaseback Agreement and the Lease in the form delivered to WMF, without amendment, modification or waiver of any provision without the prior consent of WMF;

                      (b) the net proceeds received from the Transaction (i.e., the purchase price less related expenses) of not less than $$2.48 million shall be used $2.2 million to pay down the Term Loan under the Senior Credit Agreement and the balance to pay down other debt; and

                      (c) the delivery to WMF of original counterpart signature pages of this Waiver Agreement, duly executed and delivered by WMF, the Company, and each of the Guarantors.

               2. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Waiver Agreement and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver Agreement.

               3. This Waiver Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

               4. In order to induce WMF to enter into this Waiver Agreement, the Company hereby represents and warrants that no default under any of the Transaction Documents or Event of Default exists or will exist as of the date hereof.

               5. This Waiver Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to WMF.

               6. THIS WAIVER AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

               7. This Waiver Agreement shall become effective when each of the Company, the Guarantors and WMF shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to WMF at its address listed in the Purchase Agreement.

               8. The Company will pay all expenses of WMF (including fees, charges and disbursements of counsel) in connection with this Waiver Agreement.

               9. From and after the effective date of this Waiver Agreement, all references in the Purchase Agreement and each of the other Transaction Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Waiver Agreement.

                           [INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver Agreement to be duly executed and delivered as of the date first above written.

                                            MERCURY AIR GROUP, INC.
                                            (A NEW YORK CORPORATION)

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            J. H. WHITNEY MEZZANINE FUND, L.P.

                                            By:  Whitney GP, L.L.C.
                                                 Its General Partner

                                            By
                                               ---------------------------------
                                                 Name:
                                                 A Managing Director

GUARANTORS:

MERCFUEL, INC.

By:
   -------------------------------
Name:
Title:

MAYTAG AIRCRAFT CORPORATION
By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

MERCURY AIR CARGO, INC.
By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

AEG FINANCE CORPORATION
By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

HERMES AVIATION, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

VULCAN AVIATION, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

RPA AIRLINE AUTOMATION SERVICES, INC.
(F/K/A RENE PEREZ AND ASSOCIATES, INC.)

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

MERCURY ACCEPTANCE CORPORATION

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

EXCEL CARGO, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


                      [SIGNATURE PAGE TO WAIVER AGREEMENT]